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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     1. COHR MasterPlan (India) Private Limited, a private company organized under the laws of the Republic of India.

     2. Vision Medical Services, a California corporation.

     3. Mid Atlantic Clinical Engineering Services, Inc., a Virginia corporation